Exhibit 99.1

NEWS RELEASE

Contact:	Marilynn Meek Investor Relations Tel: 212-827-3773 Email: investor_relations@mflex.com

MFLEX ANNOUNCES PRELIMINARY FIRST QUARTER 2015 FINANCIAL

RESULTS

Preliminary net sales at mid to high end of guidance range, with gross margin significantly above guidance at 12 -13%

Irvine, CA, April 16, 2015 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuits and assemblies, today reported preliminary financial results for the first quarter ended March 31, 2015.

The Company expects net sales in the first quarter of calendar 2015 to be between $145 to $150 million, at the mid to high end of the Company’s guidance range of $130 to $160 million. This represents an approximate 25% increase from the prior year first calendar quarter’s net sales of $117.8 million. Gross margin for the first quarter of calendar 2015 is anticipated to be above the Company’s guidance, between 12 and 13 percent, compared to gross margin of (11.0) percent for the first calendar quarter of 2014. The Company’s largest customer is anticipated to account for 65 percent of expected net sales and the Company’s newer customers to contribute 30 percent.

Reza Meshgin, Chief Executive Officer of MFLEX, commented, “We are pleased to have generated another quarter of strong profitability during what is, due to seasonality in the mobility market and the Chinese New Year, traditionally one of our slower quarters. Anticipated gross margin exceeded our guidance due primarily to favorable product mix during the quarter, as well as strong operational execution. Our cash balance at March 31, 2015 was $155 million, up from $132 million at December 31, 2014.”

Mr. Meshgin added, “We expect our second quarter results to be strong and in line with our first quarter results. We continue to be excited about our market opportunities in 2015.”

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MFLEX expects to provide its complete financial results and business outlook in its earnings release and conference call on May 7, 2015. As previously announced, the Company has changed its year-end to December 31st.

About MFLEX

MFLEX (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuits and assemblies to the electronics industry. The Company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The Company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the Company’s products include smartphones, tablets, computer/data storage, portable bar code scanners, personal computers, wearables and other consumer electronic devices. MFLEX’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding: net sales; net income; profitability; gross margins; customer concentration; cash balances; and market opportunities. Additional forward-looking statements include, but are not limited to, statements pertaining to other financial items, plans, strategies or objectives of management for future operations, the Company’s future operations and financial condition or prospects, and any other statement that is not historical fact, including any statement which is preceded by the words “preliminary,” “forecast,” “guidance,” “should,” “scheduled,” “assume,” “can,” “will,” “plan,” “could,” “expect,” “estimate,” “aim,” “intend,” “look,” “see,” “project,” “foresee,” “target,” “anticipate,” “may,” “believe,” or similar words. Actual events or results may differ materially from those stated or implied by the Company’s forward-looking statements as a result of a variety of factors including the effect of the economy and seasonality on the demand for electronic devices; our success with new and current customers, those customers’ success in the marketplace and usage of flex in their products; our market share in our customers’ programs; product mix; our ability to diversify and expand our customer base and markets; our effectiveness in managing manufacturing processes, inventory levels, costs, quality assurance and yields; the ramping and launch of

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new programs; currency fluctuations; pricing pressure; the sustainability of the cost savings realized from our restructuring plans; Company workforce issues; our ability to remain cost competitive; the degree to which we are able to utilize available manufacturing capacity, enter into new markets and execute our strategic plans; utility, material and component shortages; the impact of natural disasters, competition and technological advances; the outcome of tax audits; labor issues in the jurisdictions in which we operate; and other risks detailed from time to time in our SEC reports, including our Transition Report on Form 10-KT for the period ended December 31, 2014. These forward-looking statements represent management’s judgment as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements.

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